UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2004

ITC^DELTACOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 385-8000

                                Not applicable

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure.

On January 27, 2004, the board of directors of ITC^DeltaCom, Inc. (the “Company”) approved April 27, 2004 as the date of the 2004 annual meeting of the Company’s stockholders. The Company must receive any stockholder proposals intended for inclusion in the Company’s proxy statement and form of proxy relating to the 2004 annual meeting of stockholders by 5:00 p.m. (EST) on March 1, 2004.

Nothing in this Current Report on Form 8-K shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2004 annual meeting of stockholders any stockholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date:	February 3, 2004	By:	/s/ J. Thomas Mullis
J. Thomas Mullis Senior Vice President—Legal and Regulatory

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